Exhibit 2.2
                                                                   -----------


               AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1, dated as of August 12, 2002 (this "Amendment No. 1"), to the Agreement and Plan of Merger, dated as of July 23, 2002 (the "Agreement"), among E. I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), Purple Acquisition Corporation, a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), and ChemFirst Inc., a Mississippi corporation (the "Company").

         WHEREAS, the parties hereto desire to amend certain provisions of the Agreement;

         WHEREAS, Section 7.03 of the Agreement provides in relevant part that the Agreement may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties thereto;

         WHEREAS, Section 7.05 of the Agreement provides in relevant part that an amendment of the Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or the duly authorized committee or other designee of its Board of Directors to the extent permitted by law.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

            1. Unless the context otherwise requires, references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended by this Amendment No. 1.

            2. Section 3.01(p) of the Agreement shall be amended by deleting such Section 3.01(p) in its entirety and inserting in lieu thereof the following:

         "(p) Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is a vote of the shares of Company Common Stock at a meeting at which a quorum of the shares of Company Common Stock issued and outstanding on the record date for such meeting, consisting of a majority of such shares represented in person or by proxy, exists, such that the votes cast favoring approval of this Agreement exceed the votes cast opposing approval of this Agreement (such vote being referred to hereinafter as the "Company Shareholder Approval")."

            3. Each of Parent and the Company represents that this Amendment No. 1 has been approved in accordance with Section 7.05 of the Agreement.

            4. Except as specifically set forth in this Amendment No. 1, the Agreement shall remain in full force and effect and shall not be deemed to have been further amended by this Amendment No. 1.

            5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law of such State, except to the extent that the laws of the State of Mississippi are mandatorily applicable to the Merger.

            6. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                          [Signature page follows.]

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                 E. I. DU PONT DE NEMOURS AND COMPANY,

                                     by
                                           /s/  Robert M. Reardon
                                         -----------------------------------
                                         Name:  Robert M. Reardon
                                         Title: Director, Mergers & Acquisitions


                                 PURPLE ACQUISITION CORPORATION,

                                     by
                                           /s/ Robert M. Reardon
                                         -----------------------------------
                                         Name:   Robert M. Reardon
                                         Title:  President


                                 CHEMFIRST INC.,

                                     by
                                           /s/ R. Michael Summerford
                                         ------------------------------------
                                         Name:  R. Michael Summerford
                                         Title: President and COO